UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 14, 2014

ZOOM TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18672	51-0448969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Headquarters:
Sanlitun SOHO, Building A, 11th Floor
No. 8 Workers Stadium North Road
Chaoyang District, Beijing, China 100027

U.S. office:
c/o Ellenoff Grossman & Schole LLP
1345 Avenue of Americas
New York, NY 10105

(Address of principal executive offices including zip code)

(212) 370-1300
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 14, 2014, Zoom Technologies, Inc. (the "Company") received a letter from The NASDAQ Stock Market ("Nasdaq") that it had determined that, in light of the Company's appointment of Xinyue Jasmine Geffner on March 26, 2014, as previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the "SEC") on March 27, 2014, the Company has regained compliance with the audit committee requirements for continued listing set forth in Nasdaq Listing Rule 5605(c)(2).

On April 15, 2014, the Company received a Nasdaq Staff Deficiency Letter (the "Deficiency Letter") indicating that, as a result of the Company not timely filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the "Annual Report"), the Company failed to comply with the periodic filing requirements for continued listing set forth in Rule 5250(c)(1) of the Nasdaq Listing Rules. In accordance with Nasdaq Listing Rule 5810(c)(2), Nasdaq has provided the Company until June 14, 2014 to submit a plan to regain compliance. The Company expects to be able to meet that deadline. The Company intends to separately issue a press release notifying the public of the Deficiency Letter promptly after the filing of this Current Report on Form 8-K.

Item 8.01.    Other Events

Correction of Error

During the fourth quarter of the year ended December 31, 2013, management determined that the Company's former 50.1% equity interest investment in Portables Unlimited, LLC ("Portables"), was incorrectly accounted for using the consolidation method. The Company will prospectively correct errors in its consolidated financial position as of December 31, 2012, and its results of operations, changes in stockholders' equity, and cash flows for the year then ended. The Company's previous consolidated financial statements overstated the Company total assets and total liabilities by including all of the assets and liabilities of Portables; additionally, the Company's prior results of operations included all revenues, cost of sales, operating expenses, and net other income/(expenses) from Portables. Results of operations from Portables will be disaggregated from the Company's consolidated results of operations on an individual line item basis, and will be carried as part of investment income (loss) with the Company's other equity method investments. Net loss for the year ended December 31, 2012, and related loss per share are unaffected by these restatements. Net increase in cash for the period ended December 31, 2012 will be lower than as stated in prior fillings, as the Company's ending cash position on its consolidated balance sheet at December 31, 2012 will not include cash in Portables' accounts.

Given that the Company has completely written off its investment in Portables as July 15, 2013, and the net loss, and related loss on a per share basis for the year ended December 31, 2012 remained unchanged, the Company has determined that the effect of these corrections was not considered material to any of the Company's previously reported financial statements, and the Company intends to make these corrections in its upcoming Annual Report for the fiscal year ended December 31, 2013 and in future filings with the SEC.

The Company's delinquency in filing its Annual Report for the fiscal year ended December 31, 2013, as in Item 3.01 above, is related to the unexpected contribution of time necessary to recast and review its prior financial statements for the above-referenced changes. The Company expects to complete its Annual Report shortly, and make best efforts to regain compliance with Nasdaq's continued listing requirements by filing a plan that includes improved internal controls over financial reporting in order to mitigate the risk of such issue occurring again in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOM TECHNOLOGIES, INC.

Date: April 18, 2014	By: /s/ Patrick Wong Patrick Wong Chief Financial Officer and Secretary